UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2016

STAAR Surgical Company
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

On February 25, 2016, the Board of Directors of STAAR Surgical Company (the “Company”) approved and adopted an amendment (the “Amendment”) to the Company’s Amended and Restated 2003 Omnibus Equity Incentive Plan (“Plan”). The Plan previously defined a Change in Control to include an event where any person, including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of the stock of the Company with respect to which twenty-five percent (25%) or more of the total number of votes for the election of the Board may be cast. The Amendment increases this threshold from twenty five percent (25%) to fifty percent (50%) or more of the total number of votes for the election of the Board that may be cast. Any new awards granted under the Plan shall be subject to the terms of the Amendment.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amended and Restated 2003 Omnibus Equity Incentive Plan, effective February 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

March 1, 2016	By:	/s/ Caren Mason
Caren Mason
President and Chief Executive Officer